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                                  Exhibit 23.5

                         CONSENT OF SR SNODGRASS, A.C.
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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-4 concerning the merger of Security Financial Corporation into Farmers National Banc Corp. of our report, dated January 22, 1999, on our audits of the consolidated financial statements of Security Financial Corporation and affiliates as of December 31, 1998 and for each of the two years in the period ended December 31, 1998. We also consent to the reference to our firm under the caption "Experts."



/s/ S.R. Snodgrass, A.C.

Wexford, Pennsylvania
August 22, 2000